SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2003

CNL HOSPITALITY PROPERTIES, INC.
 (Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	0-24097 (Commission File Number)	59-3396369 (IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida (Address of principal executive offices)	32801 (Zip Code)

Registrant's telephone number, including area code: (407) 650-1000

Item 2. Acquisition or Disposition of Assets.

Property Acquisitions

        Between August 15, 2003 and August 29, 2003, the Company acquired interests in five Properties. In connection with the acquisition of these five Properties, the Company and/or its joint ventures (as applicable), as lessor, entered into lease agreements with various TRS entities and the management of these Properties is performed by third-party managers.

        The following table sets forth the location of the five Properties described above, and a summary of the principal characteristics and the lease terms of each Property.

PROPERTY ACQUISITIONS

Property Location	Purchase Price (1)	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent
Marriott Hotel (2) (3)	$55,550,000	08/15/03	8/2008; five	The greater of (i)	See Minimum Annual Rent
(the "Marriott Plano Property")			five-year renewal	$3,494,000 or (ii) a
Existing hotel			options	percentage of gross
revenues of the Property
The Marriott Plano Property is located in				ranging from 10% to 31% for
Plano, Texas. The Property includes 404 guest				the applicable year,
rooms, 32,000 square feet of meeting space, a				designed to result in a
restaurant, a lounge, an outdoor swimming pool				minimum return of
and spa, and a fitness center				approximately 10.25% (2)
Hyatt Regency Dearborn (4)	$65,000,000	08/28/03	8/2008; five	The greater of (i)	See Minimum Annual Rent
(the "Hyatt Dearborn Property")			five-year renewal	$4,251,000 or (ii) a
Existing hotel			options	percentage of gross
revenues of the Property
The Hyatt Dearborn Property is located in				ranging from 16% to 24% for
Dearborn, Michigan. The Property includes 772				the applicable year,
guest rooms, 52,000 square feet of meeting				designed to result in a
space, two restaurants, a lobby bar, a coffee				minimum return of
shop, an indoor swimming pool and an exercise				approximately 11%
center
Hampton Inn New York-Chelsea-Manhattan (5)	$28,300,000	08/29/03	8/2008; five	The greater of (i)	See Minimum Annual Rent
(the "Chelsea-Manhattan Property")			five-year renewal	$1,697,000 or (ii) a
Newly constructed hotel			options	percentage of gross
revenues of the Property
The Chelsea-Manhattan Property is located in				ranging from 39% to 60% for
the Chelsea district of Manhattan, New York				the applicable year,
The Property includes 144 guest rooms and a				designed to result in a
fitness center				minimum return of
approximately 10.50%
Courtyard by Marriott (2)	$35,000,000	08/29/03	8/2008; five	The greater of (i)	See Minimum Annual Rent
(the "Courtyard Crystal City Property")			five-year renewal	$2,178,000 or (ii) a
Existing hotel			options	percentage of gross
revenues of the Property
The Courtyard Crystal City Property is located				ranging from 5% to 34% for
in Arlington, Virginia. The Property includes				the applicable year,
272 guest rooms, 3,900 square feet of meeting				designed to result in a
space, a restaurant, a lounge, an indoor				minimum return of
swimming pool, a whirlpool and a fitness center				approximately 10.25% (2)

Property Location	Purchase Price (1)	Date Acquired	Lease Expiration and Renewal Options	Minimum Annual Rent	Percentage Rent
Marriott Hotel (2)	$69,000,000	08/29/03	08/2008; five	The greater of (i)	See Minimum Annual Rent
(the "Marriott BWI Property")			five-year renewal	$4,251,000 or (ii) a
Existing hotel			options	percentage of gross
revenues of the Property
The Marriott BWI Property is located in				ranging from 12% to 32% for
Baltimore Maryland. The Property includes 310				the applicable year,
guest rooms, 15,400 square feet of meeting				designed to result in a
space, a restaurant, a sports bar, an indoor				minimum return of
swimming pool and a fitness center				approximately 10.25% (2)

_________________

FOOTNOTES:

(1)	The approximate federal income tax basis of the depreciable portion (the building and equipment portion) of each of the Properties acquired is set forth below (the amounts are presented at the Company’s 100% ownership interest, except for the Properties owned by joint ventures which are presented as follows: the 85% interest in the Hyatt Dearborn Property and the 66.67% interest in the Chelsea-Manhattan Property):

Property	Federal Tax Basis
Marriott Plano Property	$53,300,000
Hyatt Dearborn Property	42,800,000
Chelsea-Manhattan Property	17,100,000
Courtyard Crystal City Property	32,700,000
Marriott BWI Property	64,300,000

(2)	The lessee of this Property is an indirect wholly owned subsidiary of the Company and the Property is operated by a third-party manager. For Properties subject to this arrangement, the Company’s consolidated financial statements will report the hotels’ operating revenues and expenses rather than rent contractually due under the leases with our subsidiaries.

(3)	This Property was converted from a Doubletree Hotel to a Marriott Hotel immediately upon acquisition. Additionally, the Company assumed Permanent Financing of $28.9 million relating to this Property. The loan bears interest at 8.11% per annum and requires monthly payments of principal and interest amortized over a period of 22 years. The loan matures in February 2011 at which time any remaining unpaid principal and interest are due.

(4)	This Property is owned by a joint venture in which the Company owns an 85% equity interest and Ford Motor Land Company (“Ford”) owns a 15% equity interest. The hotel is leased to a wholly owned subsidiary of the joint venture and is managed by a subsidiary of Hyatt Hotels & Resorts. The joint venture is considering obtaining Permanent Financing to finance a portion of the purchase price. If obtained, the terms of this financing are expected to be consistent with the terms of the Company’s current borrowings.

(5)	This Property is owned by a joint venture in which the Company owns a 66.67% equity interest and Hersha Hospitality Limited Partnership (“HLP”), a subsidiary of Hersha Hospitality Trust (“HT”) owns a 33.33% equity interest. The hotel is leased to a wholly owned subsidiary of the joint venture and is managed by Hersha Hospitality Management, LP, an affiliate of which is the current lessee for several Properties owned by HT. The joint venture assumed a construction loan totalling $15.9 million to finance the purchase of this Property. The loan bears interest at LIBOR plus 3.5% per annum and requires monthly payments of interest only for the first year and payments of principal and interest of $15,000 starting in the 13th month through maturity in August 2006.

        On April 21, 2003 and May 21, 2003, the Company invested $10 million and $5 million, respectively, in convertible preferred partnership units of HLP. In addition, in connection with the acquisition of the Chelsea-Manhattan Property, on August 29, 2003, the Company invested approximately $4 million in convertible preferred partnership units of HLP and approximately $8 million in a joint venture with HLP. The joint venture assumed approximately $16 million of debt related to the Chelsea-Manhattan Property. The investment in HLP is structured to provide the Company with a 10.5 percent cumulative preferred distribution, paid quarterly, and each of the current and any future investments in joint ventures with HLP are or will be structured to provide the Company with a 10.5% cumulative preferred distribution on its unreturned capital contributions. There is no assurance, however, that such distributions or returns will be paid. HLP is partially owned by Hersha Hospitality Trust (“HT”), an American Stock Exchange listed, self-advised REIT that invests in limited-service, mid-priced hotels located primarily in business districts and suburban office markets. HT, through HLP, currently owns interests in 18 hotels located in New York, Georgia, Pennsylvania and Maryland, which include brands such as Hampton Inn, Holiday Inn and Mainstay Suites®. If it so chooses, the Company has the option of converting the HLP preferred partnership units into limited partnership units of HLP, common stock of HT and/or convertible preferred stock of HT, subject to certain restrictions to protect HT’s qualifications as a REIT. Additionally, the Company’s equity interest in joint ventures with HLP are convertible into limited partnership units of HLP or common stock of HT, subject to certain restrictions to protect HT’s qualifications as a REIT. If the Company converts the HLP preferred partnership units into the convertible preferred stock of HT, the Company is expected to retain the 10.5% cumulative return subsequent to conversion.

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HOTEL BRANDS

        Homewood Suites by Hilton is Hilton’s upscale, extended stay hotel that features residential-style accommodations including business centers, swimming pools, convenience stores and limited meeting facilities. According to Hilton International. Inc.‘s 2002 Form 10-K, as of December 31, 2002, there were 121 Homewood Suites, representing 13,728 rooms, located in 33 states, the District of Columbia and Canada. As of December 31, 2002, nine Homewood Suites hotels were under construction.

        Starwood Brands. The brands, Sheraton Hotels & Resorts and Four Points by Sheraton are part of Starwood Hotels & Resorts Worldwide, Inc.‘s (“Starwood”) portfolio of lodging brands. According to Starwood’s 2002 Form 10-K, Starwood is one of the world’s largest hotel and leisure companies. Starwood’s brand names include St. Regis, The Luxury Collection, Sheraton, Westin, W and Four Points by Sheraton. Through these brands, Starwood is well represented in most major markets around the world. Starwood’s operations are grouped into two business segments, hotels and vacation ownership operations. Starwood’s hotel business emphasizes the global operation of hotels and resorts primarily in the luxury and upscale segment of the lodging industry. According to Starwood’s 2002 Form 10-K, at December 31, 2002, Starwood’s hotel portfolio included owned, leased, managed and franchised hotels totalling 748 hotels with approximately 227,000 rooms in 79 countries, and is comprised of 163 hotels that Starwood owns or leases or in which Starwood has a majority equity interest (substantially all of which hotels Starwood also manages), 277 hotels managed by Starwood on behalf of third-party owners (including entities in which Starwood has a minority equity interest) and 308 hotels for which Starwood receives franchise fees.

        Sheraton Hotels & Resorts are upscale, full service hotels and resorts which represent Starwood’s largest brand serving the needs of upscale business and leisure travelers worldwide. Sheraton Hotels & Resorts offer the entire spectrum, from full service hotels in major cities to luxurious resorts. These hotels and resorts typically feature a wide variety of on-site business services and a full range of amenities, including rooms that feature generous work spaces.

        Four Points by Sheraton is a moderately priced full service hotel delivering extensive amenities and services such as room service, dry cleaning, fitness centers, meeting facilities and business centers to frequent business travelers at reasonable prices. These hotels provide a comfortable room, which typically includes a two-line telephone, a large desk for working or in-room dining, comfortable seating and full service restaurants.

        InterContinental Hotel Brands. The brands, InterContinental, Crowne Plaza, Staybridge Suites, Holiday Inn and Holiday Inn Express are part of InterContinental Hotels Group PLC’s (“InterContinental”) portfolio of lodging brands. With more than 3,300 owned, leased, managed and franchised hotels with approximately 515,000 guest rooms across nearly 100 countries and territories at the end of fiscal year 2002, InterContinental is the most global hotel business and the second largest in the world by number of rooms, according to InterContinental’s Form 20-F for the fiscal year ended September 30, 2002.

        Holiday Inn is InterContinental’s mid-scale full service brand. The brand is targeted at the mid-market guest and is InterContinental’s largest global hotel brand based on room numbers. Holiday Inn is also one of the world’s most recognized hotel brands. According to InterContinental’s Form 20-F for the fiscal year ended September 30, 2002, there were 1,567 Holiday Inn hotels located in more than 70 countries which represented 57% of all InterContinental’s rooms at the end of fiscal year 2002. The brand is predominantly franchised. Of the 1,567 Holiday Inn branded hotels, 73% are located in the Americas. As well as having the largest market share in the United States mid-scale full service segment, the brand has a significant position in the mid-scale segment in several European countries.

        Holiday Inn Express is InterContinental’s mid-scale limited service hotel brand. The brand aims to provide the room quality of mid-scale hotels without the associated full range of facilities. The brand is targeted at the value-conscious guest. According to InterContinental’s Form 20-F for the fiscal year ended September 30, 2002, there were 1,352 Holiday Inn Express hotels worldwide, which represented 21% of all InterContinental’s rooms at the end of fiscal year 2002. Holiday Inn Express is the third largest brand in the United States mid-scale limited service segment based on room numbers, and over 90% of the Holiday Inn Express branded rooms are located in the Americas. Holiday Inn Express hotels are almost entirely franchised. Holiday Inn Express also has a solid and growing brand presence in the United Kingdom market.

        Comfort Inn. The brand, Comfort, which primarily operates as either Comfort Inns or Comfort Suites, is part of Choice Hotels International, Inc.‘s portfolio of lodging brands. Comfort Inn offers rooms in the mid-scale category, without food and beverage, and is targeted to business and leisure travelers. Comfort Suites offer business and leisure guests a large room with separate living and sleeping areas. According to Choice Hotels International, Inc.‘s 2002 Form 10-K, at December 31, 2002, there were 1,916 Comfort Inn properties and 352 Comfort Suites properties with a total of approximately 142,000 and 28,200 rooms, respectively, open and operating worldwide. An additional 188 Comfort Inn and Comfort Suites properties with a total of approximately 15,100 rooms were under development at December 31, 2002.

      Occupancy Rates

        The following chart provides additional information on occupancy levels for Marriott systemwide lodging brands, Wyndham Hotels & Resorts, Hilton lodging brands, the Comfort Inn brand and Starwood North America:

Total Occupancy Rate for 2002Marriott
Brands, Wyndham Hotels & Resorts, Hilton Brands,
Comfort Inn Brand and Starwood North AmericaCompared
to U.S. Lodging Industry

Occupancy Rate
U.S. Lodging Industry	59.2
Residence Inn by Marriott	76.8
Homewood Suites	72.7
TownePlace Suites by Marriott	72.4
Wyndham Hotels &Resorts	69.9
Embassy Suites	69.3
Courtyard by Marriott	69.3
Marriott Hotels, Resorts and Suites	68.7
SpringHill Suites by Marriott	68.2
Hilton	68.1
Hampton Inn	67.1
Renaissance Hotels, Resorts and Suites by Marriott	66.6
Doubletree	66.1
Fairfield Inn by Marriott	66.0
Comfort Inn	65.2
Starwood North America	64.8

Source:	Smith Travel Research (U.S. Lodging Industry only), Marriott International, Inc. 2002 Form 10-K, Wyndham International, Inc. 2002 Form 10-K, Hilton Hotels Corporation 2002 Form 10-K, Choice Hotels International, Inc. 2002 Form 10-K and Starwood Hotels and Resorts Worldwide, Inc. 2002 Form 10-K (note that Starwood does not report separately for each of its brands).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial statements relating to Properties acquired.

Audited financial statements for the Crystal City Courtyard by Marriott, Marriott BWI and Hyatt Regency Dearborn Properties for the year ended December 31, 2002, and unaudited financial statements for the Crystal City Courtyard by Marriott, Marriott BWI and Hyatt Regency Dearborn Properties for the six months ended June 30, 2003 and 2002.

See Index to Financial Statements on page 24.

(b)	Proforma financial information.

See Index to Pro Forma Financial Statements on page 9.

(c)	Exhibits.

Not applicable.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 15, 2003	CNL HOSPITALITY PROPERTIES, INC. By: /s/ Thomas J. Hutchison, III —————————————— THOMAS J. HUTCHISON, III Chief Executive Officer

INDEX TO PROFORMA FINANCIAL STATEMENTS

CNL HOSPITALITY PROPERTIES, INC.AND
SUBSIDIARIES

Page
Pro Forma Consolidated Financial Information (unaudited):
Pro Forma Consolidated Balance Sheet as of June 30, 2003	11
Pro Forma Consolidated Statement of Earnings for the six months ended June 30, 2003	12
Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002	13
Notes to Pro Forma Consolidated Financial Statements for the six months ended June 30, 2003
and the year ended December 31, 2002	14

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

        The following Unaudited Pro Forma Consolidated Statements of Earnings of CNL Hospitality Properties, Inc. and its subsidiaries (the “Company” or “CHP”) for the six months ended June 30, 2003 and the year ended December 31, 2002, and the Unaudited Pro Forma Consolidated Balance Sheet of the Company as of June 30, 2003 (together with the Unaudited Pro Forma Consolidated Statements of Earnings, the “Pro Forma Consolidated Financial Statements”), have been prepared to illustrate the estimated effect of acquiring RFS Hotel Investors, Inc. (“RFS”) (hereinafter referred to as the “RFS Transaction”) and other recent or probable transactions, more fully discussed below. The Pro Forma Consolidated Financial Statements do not reflect any anticipated cost savings from the RFS Transaction, any interest savings from any refinancing of long-term obligations or any synergies that are anticipated to result from the transaction, and there can be no assurance that any such savings or synergies will occur. The Unaudited Pro Forma Consolidated Balance Sheet has been adjusted to give effect to the RFS Transaction as if it had occurred on June 30, 2003, and the Unaudited Pro Forma Consolidated Statement of Earnings has been adjusted to give pro forma effect to the transaction as if it had occurred on January 1, 2002. The pro forma adjustments represent the Company’s preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes are reasonable. The actual allocation of the purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. Consequently, the amounts reflected in the Pro Forma Consolidated Financial Statements are subject to change, and the final amounts may differ substantially. The Pro Forma Consolidated Financial Statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto included in the Prospectus and the separate historical condensed consolidated financial information of RFS included in “Other Financial Information” in this Supplement.

        The Unaudited Pro Forma Consolidated Balance Sheet of the Company as of June 30, 2003, also gives effect to (i) the receipt of approximately $214.1 million in gross offering proceeds from the sale of approximately 21.4 million additional shares for the period July 1, 2003 through August 29, 2003, and the assumption of additional borrowings in the amount of approximately $78.9 million for the period July 1, 2003 through August 29, 2003, and (ii) the application of such funds to (a) complete the RFS Transaction (described above) (b) pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (c) purchase interests in seven other Properties (including four through joint ventures), and (d) invest in convertible preferred partnership units of Hersha Hospitality Limited Partnership, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2003 has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on June 30, 2003. These adjustments have been included in the column entitled “Other Pro Forma Adjustments” on the accompanying Unaudited Pro Forma Consolidated Balance Sheet.

        The Unaudited Pro Forma Consolidated Statement of Earnings for the six months ended June 30, 2003 and the year ended December 31, 2002, also includes the historical operating results of the RFS Transaction, the other Properties acquired and the yield on the convertible preferred partnership units described in (ii)(d) above, as well as the historical operating results of the Properties acquired by the Company prior to June 30, 2003 from the date of their acquisitions plus operating results from (A) the later of (1) the date the property became operational or (2) January 1, 2002, to (B) the earlier of (1) the dates the properties were acquired by the Company or (2) the end of the pro forma period presented (the “Pro Forma Period”). These adjustments have been included in the column entitled “Other Pro Forma Adjustments” on the accompanying Unaudited Pro Forma Consolidated Statement of Earnings.

        This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or conditions if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future.

CNL HOSPITALITY PROPERTIES, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2003
(in thousands except per share data)

	Historical CHP June 30, 2003	Historical RFS June 30, 2003	RFS Transaction Adjustments		Pro Forma CHP Consolidated	Other Pro Forma Adjustments		Consolidated Proforma June 30, 2003
Hotel properties, net of depreciation	$1,143,009	$587,660	$89,526	(a)	$1,820,195	$174,204	(g)	$1,994,399
Investments in unconsolidated subs	293,922	--	--		293,922	99,788	(g)	393,710
Investments	15,000	--	--		15,000	10,000	(i)	25,000
Cash and cash equivalents	213,190	5,894	(177,796)	(b)	41,288	(10,000)	(g,h,i,	31,288
Restricted cash	28,962	5,474	--		34,436	--	j)	34,436
Receivables	17,707	5,058	--		22,765	--		22,765
Due from related parties	5,468	--	--		5,468	--		5,468
Prepaid expenses and other assets	41,415	4,105	(20,167)	(e)	25,353	(4,234)	(g,j)	21,119
Loan cost, net of amortization	6,122	7,779	18,674	(f)	32,575	--		32,575
Deferred income taxes	--	27,376	--		27,376	--		27,376

	$1,764,795	$643,346	$(89,763)		$2,318,378	$269,758		$2,588,136

Mortgages payable and accrued interest	$335,103	$279,161	$189,218	(d)	$803,482	$78,891	(h)	$882,373
Other notes payable	36,853	--	--		36,853	--		36,853
Line of credit	24,076	8,500	34,200	(d)	66,776	--		66,776
Other liabilities	9,270	--	--		9,270	--		9,270
Accounts payable and accrued expenses	17,580	23,412	11,836	(a)	52,828	--		52,828
Due to related parties	4,332	--	--		4,332	--		4,332
Security deposits	12,850	--	--		12,850	--		12,850

Total liabilities	440,064	311,073	235,254		986,391	78,891		1,065,282

Minority interest	--	27,080	(25,863)	(a)	1,217	--		1,217

Commitments and contingencies	--	--	--		--	--		--
Stockholders' equity
Preferred stock, without par value
Auth. and unissued 3,000 shares	--	--	--		--	--		--
Excess shares. $.01 par value per share
Auth. and unissued 63,000 shares	--	--	--		--	--		--
Common stock $.01 par value per share
Authorized 450,000; issued 188,411;
outstanding 187,331 shares, as
adjusted	1,659	301	(294)	(c)	1,666	207	(j)	1,873
Capital in excess of par value	1,474,674	421,113	(415,081)	(c)	1,480,706	190,660	(j)	1,671,366
Accumulated distributions
in excess of net earnings	(145,352)	(108,121)	108,121	(c)	(145,352)	--		(145,352)
Accumulated other comprehensive
loss	(4,779)		--		(4,779)	--		(4,779)
Minority interest distributions in
excess of contributions and
accumulated earnings	(1,471)		--		(1,471)	--		(1,471)
Treasury stock, at cost, 0 shares, as
adjusted	--	(8,100)	8,100	(c)	--	--		--

Total stockholders' equity	1,324,731	305,193	(299,154)		1,330,770	190,867		1,521,637

	$1,764,795	$643,346	$(89,763)		$2,318,378	$269,758		$2,588,136

        See accompanying notes to unaudited pro forma consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
FOR THE SIX MONTHS ENDED JUNE 30, 2003
(in thousands except per share data)

	Historical CHP June 30, 2003	Historical RFS June 30, 2003	RFS Transaction Adjustments		Pro Forma CHP Consolidated	Other Pro Forma Adjustments		Consolidated Proforma June 30, 2003
Revenues:
Hotel revenue	$80,525	$91,489	$--		$172,014	$40,705	(5)	$212,719
Rental income	15,729	1,381	--		17,110	--		17,110
FF&E reserve income	1,733	--	--		1,733	--		1,733
Interest and other income	7,530	208	--		7,738	1,313	(14)	9,051

	105,517	93,078	--		198,595	42,018		240,613

Expenses:
Hotel expenses	55,056	57,246	--		112,302	32,211	(5)	144,513
Interest and amortization of
loan costs	10,906	13,927	6,876	(2)	31,709	6,082	(7)	37,791
General and administrative	4,407	10,001	--		14,408	--		14,408
Asset management fees	4,983	--	2,032	(4)	7,015	1,046	(4)	8,061
Depreciation and amortization	17,801	15,619	(2,015)	(3)	31,405	3,968	(6)	35,373

	93,153	96,793	6,893		196,839	43,307		240,146

Earnings before equity in
earnings/(loss)
of unconsolidated subsidiaries and
minority interest and other	12,364	(3,715)	(6,893)		1,756	(1,289)		467
Equity in earnings/(loss) of
unconsolidated subsidiaries	(4,842)	--	--		(4,842)	2,657	(9,12,	(2,185)
							13)
Minority interest	(102)	174	(174)	(16)	(102)	--		(102)
Benefit from taxes	--	1,546	--		1,546	--		1,546

Income (loss) from continuing
operations	$7,420	$(1,995)	$(7,067)		$(1,642)	$1,368		$(274)

Earnings (loss) per share from
continuing operations (8)
Basic	$0.05				$(0.01)			$(0.00)
Diluted	$0.05				$(0.01)			$(0.00)
Weighted average shares outstanding (8)
Basic	143,807				166,581			187,327
Diluted	143,807				166,581			187,327

        See accompanying notes to unaudited pro forma consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC.
AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
FOR THE YEAR ENDED DECEMBER 31, 2002
(in thousands except per share data)

	Historical CHP 2002	Historical RFS 2002	RFS Transaction Adjustments		Pro Forma CHP Consolidated	Other Pro Forma Adjustments		Consolidated Proforma 2002
Revenues:
Hotel revenue	$101,005	$193,258	$--		$294,263	$112,898	(5)	$407,161
Rental income	37,341	5,229	--		42,570	(5,989)	(5)	36,581
FF&E reserve income	4,236	--	--		4,236	--		4,236
Interest and other income	13,826	411	--		14,237	2,625	(14)	16,862

	156,408	198,898	--		355,306	109,534		464,840

Expenses:
Hotel expenses	65,601	130,421	--		196,022	86,602	(5)	282,624
Interest and amortization of
loan costs	18,330	27,101	13,803	(2)	59,234	16,250	(7)	75,484
General and administrative	5,667	4,211	--		9,878	--		9,878
Asset management fees	6,696	--	4,092	(4)	10,788	5,407	(4)	16,195
Depreciation and amortization	27,876	29,812	(2,412)	(3)	55,276	11,758	(6)	67,034

	124,170	191,545	15,483		331,198	120,017		451,215

Earnings before equity in earnings/(loss)
of unconsolidated subsidiaries and
minority interest and other	32,238	7,353	(15,483)		24,108	(10,483)		13,625
Equity in earnings/(loss) of							(9,
unconsolidated subsidiaries	(16,164)	--	--		(16,164)	13,274	10,11,	(2,890)
							12,13)
Minority interest	(264)	654	(654)	(16)	(264)	--		(264)
Benefit from taxes	--	1,096	--		1,096	--		1,096
Debt extinguishments and swap
termination costs	--	(10,122)	6,900	(15)	(3,222)	--		(3,222)

Income (loss) from continuing
operations	$15,810	$(1,019)	$(9,237)		$5,554	$3,791		$8,345

Earnings (loss) per share from
continuing operations (8)
Basic	$0.16				$0.05			$0.05
Diluted	$0.16				$0.05			$0.05
Weighted average shares outstanding (8)

Basic	97,874				119,802			154,019
Diluted	97,874				119,802			154,019

        See accompanying notes to unaudited pro forma consolidated financial statements.

CNL HOSPITALITY PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

Unaudited Pro Forma Consolidated Balance Sheet:

(a)	The estimated cash paid in connection with the transaction and preliminary adjustments to the historical book value of RFS as a result of the RFS Transaction are as follows (in thousands):

Historical book value of RFS net assets acquired	$305,193
Adjustments to net assets:
Termination and severance liability	(11,836)
Write off of deferred loan cost related to bonds and loan facilities	(6,500)

Adjusted net assets acquired	$286,857

Cash consideration for RFS Transaction including transaction costs (from Note (b))	$381,782
Less: Portion of cash consideration related to acquisition of minority interest OP units	(25,863)
Less: Adjusted net assets acquired	(286,857)

Net cash paid in excess of net assets acquired	$69,062

Preliminary allocation of cash paid in excess of net assets acquired:
Increase in hotel properties	$69,062
Allocation of acquisition fees to hotel properties from other assets	20,464

Total	$89,526

Severance and termination costs, estimated to be approximately $11.8 million, have been reflected as a liability in the accompanying Unaudited Pro Forma Consolidated Balance Sheet.

(b)	Reflects the sources and uses of funds for the RFS Transaction, assuming the transaction occurred and the Company’s common stock was issued on June 30, 2003 (in thousands):

Sources of funds:
Gross proceeds from current offering	$6,600
Less: Estimated stock issuance costs (including $297 in acquisition fees
which have been recorded as other assets)	(858)
Use of existing cash	177,796
Draw on existing revolving line of credit	42,700
Permanent financing obtained **	230,988

Total sources of funds	$457,226

Uses of funds:
Cash consideration for RFS Transaction*	$361,340
Repayment of loan facility	8,500
Estimated transaction costs	20,442
Repayment of secured notes	41,770
Payment of loan costs and debt acquisition fees	25,174

Total uses of funds	$457,226

*	This amount includes the purchase of approximately $25.9 million in minority interest operating partnership (“OP”) units.

**	The RFS Transaction will initially be financed with proceeds from a bridge loan which will be refinanced with proceeds from the issuance of debt securities. The interest cost under the bridge loan is not expected to be materially greater than the interest cost for the permanent debt security financing.

CNL HOSPITALITY PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

(c)	The adjustments to stockholders’ equity as a result of the RFS Transaction are as follows (amounts in thousands):

Common Stock:
Elimination of RFS's common stock	$(301)
Assumed sale of the Company's common stock in connection with the RFS Transaction	7

Total	$(294)

Capital in Excess of Par Value:
Elimination of RFS's capital in excess of par value	$(421,113)
Payment of stock issuance costs from the assumed sale of the Company's common stock	(561)
Assumed sale of the Company's common stock in connection with the RFS Transaction	6,593

Total	$(415,081)

Accumulated Distributions in Excess of Earnings:
Elimination of RFS's pre-business combination distributions and earnings	$108,121

Treasury Stock:
Elimination of RFS's treasury stock	$8,100

(d)	In connection with the RFS Transaction, the Company will repay a loan facility of approximately $8.5 million which appears on the historical RFS balance sheet as of June 30, 2003. Additionally, the Company will obtain new permanent financing totaling approximately $231.0 million in connection with the transaction. Of this amount, approximately $41.8 was used to repay secured notes. As a result, certain RFS historical loan costs will be written off and new loan costs will be incurred by the Company. The Unaudited Pro Forma Consolidated Balance Sheet also reflects the Company drawing approximately $42.7 million on its revolving line of credit. The following is a summary of adjustments related to the RFS Transaction which have been included on the accompanying Unaudited Pro Forma Consolidated Balance Sheet (in thousands):

Adjustment to mortgage loans and accrued interest:
Proceeds from permanent financing	$230,988
Repayments of secured notes	(41,770)

$189,218

Adjustment to line of credit:
Repayment of RFS loan facility	$(8,500)
Draw on existing line of credit	42,700

Total adjustment	$34,200

(e)	Reflects additional acquisition fees from the sale of the Company’s common stock and the allocation of such acquisition fees to hotel properties (building and equipment only). These fees are capitalized and amortized over 36 years, the estimated weighted average useful life of the Company’s hotel properties. The following table summarized these adjustments (in thousands):

Adjustments to prepaid expenses and other assets:
Increase due to acquisition fees on the sale of the
Company's stock as reflected in Note (a)	$297
Acquisition fees allocated to hotel properties	(20,464)

Total change in prepaid expenses and other assets	$(20,167)

CNL HOSPITALITY PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

(f)	Reflects the write-off of loan costs relating to the loan facility that will be repaid and new loan costs that will be incurred by the Company as a result of acquiring new permanent financing. Adjustments are also shown for debt acquisition fees of approximately $21.2 million that will be incurred by the Company in connection with permanent financing. Debt acquisition fees will become payable to the Advisor of the Company immediately upon the closing of the transaction. The following is a summary of adjustments to loan costs in the accompanying Unaudited Pro Forma Consolidated Balance Sheet (in thousands):

Adjustments to loan costs:
Write off of existing loan costs related to
repaid loan facility	$(6,500)
Additional loan costs in connection with new
permanent financing	3,928
Debt acquisition fees paid to Advisor in
connection with permanent financing	21,246

Total change in loan costs	$18,674

(g)	Represents the use of cash and cash equivalents to reflect the purchase of three properties for approximately $174.2 million (which includes closing costs of approximately $6.1 million and acquisition fees and costs of approximately $8.6 million, which had been recorded as other assets as of June 30, 2003 and have been reclassified to land, buildings and equipment). Total cash paid is shown net of approximately $79.3 million which represents mortgages on the property that were or will be assumed or will be obtained by the Company. The following is a summary of the Properties acquired (in thousands):

	Purchase Price	Acquisition Fees and Closing Costs Allocated to Investments	Total
Marriott BWI Baltimore, MD	$69,000	$5,303	$74,303
Doubletree Plano, TX*	55,550	6,661	62,211
Courtyard Arlington, VA	35,000	2,690	37,690

Total	$159,550	$14,654	$174,204

* The Doubletree Plano immediately converted to a Marriott brand.

Also represents the use of cash and cash equivalents to enter into three joint ventures to acquire four Properties for an aggregate purchase price of approximately $99.8 million (which includes acquisition costs and fees of approximately $5.0 million which has been recorded as other assets as of June 30, 2003 and have been reclassified to Investments in unconsolidated subsidiaries).

(h)	Represents permanent financing of $50.0 million obtained on one Property and the assumption of an existing loan of approximately $28.9 million.

(i)	Represents the Company’s $15.0 million investment and commitment to invest up to an additional $10.0 million in convertible preferred partnership units of Hersha Hospitality Limited Partnership.

(j)	Represents gross proceeds of approximately $207.5 million from the sale of approximately 20.7 million shares in addition to the shares reflected in Note (c) and the payment of approximately $9.3 million for related acquisition fees (4.5% of gross proceeds) which are reflected as other assets, selling commissions of approximately $15.6 million (7.5% of gross proceeds) and marketing support fees of approximately $1.0 million (0.5% of proceeds) which have been netted against stockholders’ equity.

CNL HOSPITALITY PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

Unaudited Pro Forma Consolidated Statement of Earnings:

(1)	The Unaudited Pro Forma Consolidated Statement of Earnings assumes that the RFS Transaction occurred on January 1, 2002. For purposes of the Unaudited Pro Forma Consolidated Statement of Earnings for the six months ended June 30, 2003 and the year ended December 31, 2002, the Company’s historical statement of earnings for the six months ended June 30, 2003 and the year ended December 31, 2002 was combined with RFS’s historical statement of earnings for the six months ended June 30, 2003 and the year ended December 31, 2002.

(2)	Reflects reduction in interest and loan cost amortization expense resulting from the repayment of a loan facility of approximately $7.0 million and secured notes of approximately $41.8 million which are included on the RFS historical balance sheet. Additionally, reflects additional interest due to the Company’s acquisition of approximately $231.0 in new permanent financing, including estimated debt acquisition costs, and additional borrowings of approximately $42.7 million on the Company’s revolving line of credit. The following is a summary of the interest expense adjustment calculation for the year ended December 31, 2002 (in thousands):

	Balance	Estimated Rate	Estimated Annual Interest
Additional interest and loan cost amortization
as a result of RFS Transaction:
Acquisition of permanent financing *	$230,988	5.82%	$13,444
Drawn on existing line of credit	42,700	3.63%	1,550
Estimated annual loan cost amortization
(including debt acquisition fees) ($25,174 for 6 years)			4,196

Total estimated additional expenses			19,190

Reduction in interest and loan cost amortization
as a result of repayment of the loan facility	6,950	3.32%	231
Repayment of secured notes	41,770	9.75%	4,073
Estimated annual loan cost amortization ($6,949 for 6 years)			1,083

Total estimated expense reduction			5,387

Net increase in interest and loan cost amortization
under new debt structure			$13,803

* Blended estimated interest rate.

In the event that interest rates on floating rate debt increase by one-eight of one percent, the pro forma adjustment for interest expense would increase by approximately $0.2 million.

CNL HOSPITALITY PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

The following is a summary of the interest expense adjustment calculation for the six months ended June 30, 2003 (in thousands):

	Balance	Estimated Rate	Estimated Annual Interest
Additional interest and loan cost amortization
as a result of RFS Transaction:
Acquisition of permanent financing *	$230,988	5.82%	$6,722
Draw on existing line of credit	42,700	3.63%	775
Estimated annual loan cost amortization
(including debt acquisition fees) ($25,174 for 6 years)			2,098

Total estimated additional expenses			9,595

Reduction in interest and loan cost amortization
as a result of repayment of the loan facility	8,500	3.32%	141
Repayment of secured notes	41,770	9.75%	2,036
Estimated annual loan cost amortization ($6,500 for 6 years)			542

Total estimated expense reduction			2,719

Net increase in interest and loan cost amortization
under new debt structure			$6,876

* Blended estimated interest rate.

In the event that interest rates on floating rate debt increase by one-eight of one percent, the pro forma adjustment for interest expense would increase by approximately $0.1 million.

CNL HOSPITALITY PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

(3)	Adjustments for estimated pro forma depreciation and amortization of real estate assets are based on the adjusted basis of hotel Property assets and their estimated fair values. The increase in the historical cost basis of hotel properties acquired by the Company through the RFS Transaction (see note (a) above) was approximately $88.7 million and $92.3 million for the year ended December 31, 2002 and the six months ended June 30, 2003, respectively. The following table summarizes the adjustments to depreciation and amortization of real estate assets (in thousands):

	Year Ended December 31, 2002		Six Month Ended June 30, 2003
Hotel Properties acquired at historical RFS book value	$593,289		$587,660
Allocation of purchase price to hotel properties	88,667		89,526

Estimated total fixed assets	$681,956		677,186

Estimated allocation between land, buildings and
equipment:
Land	$68,196	10%	$67,719	10%
Buildings	511,467	75%	507,889	75%
Equipment	102,293	15%	101,578	15%

Total	$681,956	100%	677,186	100%

Estimated depreciation expense
Buildings (40 years)	$12,787		$6,349
Equipment (7 years)	14,613		7,255

Total estimated depreciation expense	27,400		13,604

Less historical RFS depreciation expense	(29,812)		(15,619)

Estimated adjustment to depreciation expense	$(2,412)		$(2,015)

(4)	Represents increase in asset management fees relating to the properties acquired by the Company as a result of the pro forma transactions. Asset management fees are equal to 0.60% per year of the Company’s Real Estate Asset Value, as defined in the Company’s prospectus. These fees are paid by the Company to its Advisor on a monthly basis.

For the year ended December 31, 2002, the amount represents adjustments to rental income from operating leases, hotel operating revenues and hotel operating expenses for the other Properties acquired and leased to taxable REIT subsidiaries of the Company as of August 29, 2003 (the “Pro Forma Leased Properties”) and the assumption of existing leases from third parties by taxable REIT subsidiaries of the Company (the “Pro Forma Operating Properties”) which results in hotel operating revenues of approximately $112.9 million offset by hotel operating expenses of approximately $86.6 million and assumes the elimination of approximately $6.0 million in rental income from operating leases.

For the six months ended June 30, 2003, the amount represents adjustments to hotel operating revenues and hotel operating expenses for the properties acquired by the Company as of August 29, 2003, which results in hotel operating revenues of approximately $40.7 million offset by hotel operating expenses of approximately $32.2 million.

CNL HOSPITALITY PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

(5)	The following presents the actual date the other Pro Forma Leased Properties were acquired or placed in service by the Company as compared to the date the other Pro Forma Leased Properties were treated as becoming operational for purposes of the Pro Forma Consolidated Statement of Earnings (in thousands).

	Date Acquired by the Company	Date the Property Became Operational For Pro Forma Leased Purposes	Purchase Price
Marriott Bridgewater, NJ	June 14, 2002	April 2, 2002	$61,500
Hampton Inn Houston, TX	September 4, 2002	January 1, 2002	14,300
Courtyard Newark, CA	October 25, 2002	August 1, 2002	25,500
Residence Inn Newark, CA	November 15, 2002	November 1, 2002	27,300
SpringHill Suites in Plymouth Meeting, PA	January 18, 2002	January 1, 2002	27,000
SpringHill Suites in Manhattan Beach, CA	January 18, 2002	January 1, 2002	20,000
TownePlace Suites in Manhattan Beach, CA	January 18, 2002	January 1, 2002	15,000
Courtyard in Basking Ridge, NJ	March 1, 2002	January 1, 2002	35,750
Hyatt Regency Coral Gables Miami, FL	February 20, 2003	January 1, 2002	36,000
JW Marriott New Orleans, LA	April 21, 2003	January 1, 2002	92,500
Seattle Waterfront Marriott Seattle, WA*	May 23, 2003	April 21, 2003	88,900
Marriott Plano, TX	August 15, 2003	January 1, 2002	55,550
Marriott BWI Baltimore, MD	August 29, 2003	January 1, 2003	69,000
Courtyard Arlington, VA	August 29, 2003	January 1, 2003	35,000

*	The Seattle Waterfront Marriott is a newly constructed Property which opened to the public on April 21, 2003. The Property did not have operating results during the Pro Forma Period presented.

The following represents the date the other Pro Forma Operating Properties were treated as becoming operational as a TRS property for purposes of the other Pro Forma Consolidated Statement of Earnings.

Date the Property Became Operational For Pro Forma Purposes
Courtyard in Alpharetta, GA	January 1, 2002
Residence Inn in Cottonwood, UT	January 1, 2002
TownePlace Suites in Tewksbury, MA	January 1, 2002
TownePlace Suites in Mt. Laurel, NJ	January 1, 2002
TownePlace Suites in Scarborough, ME	January 1, 2002
Courtyard in Orland Park, KS	January 1, 2002
SpringHill Suites in Durham, NC	January 1, 2002
SpringHill Suites in Centreville, VA	January 1, 2002
SpringHill Suites in Charlotte, NC	January 1, 2002
Residence Inn in Gwinnett, GA	January 1, 2002
Residence Inn in Buckhead, GA	January 1, 2002

(6)	Represents incremental increase in depreciation expense of the building and the furniture, fixture and equipment (“FF&E”) portions of the Pro Forma Leased Properties and Pro Forma Operating Properties calculated on the straight-line basis in the amount of approximately $11.8 million and $4.0 million for the year ended December 31, 2002, and the six months ended June 30, 2003, respectively. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

CNL HOSPITALITY PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

The following presents the amount of land, building and FF&E for each of the other pro forma Properties (in thousands):

	Land	Building	FF&E
TownePlace Suites Manhattan Beach, CA	1,748	11,886	616
SpringHill Suites Plymouth Meeting, PA	1,846	23,917	1,237
SpringHill Suites Manhattan Beach, CA	2,680	16,322	998
Courtyard Newark, CA	1,760	20,216	3,524
Residence Inn Newark, CA	1,697	21,802	3,801
Courtyard Basking Ridge, NJ	3,628	31,987	1,885
Marriott Bridgewater, NJ	1,046	55,247	5,207
Hyatt Regency Coral Gables Miami, FL	5,195	29,624	3,580
JW Marriott New Orleans, LA*	9,802	78,410	9,801
Seattle Waterfront Marriott Seattle, WA	12,037	74,033	7,242
Marriott Plano, TX*	5,886	47,089	5,886
Marriott BWI Baltimore, MD*	7,060	56,484	7,061
Courtyard Arlington, VA*	3,581	28,651	3,582

* Amounts are estimated values.

(7)	Represents estimated interest incurred on new borrowings of approximately $78.9 million at a weighted average interest rate of approximately 5.8 percent (other than for the RFS Transaction) for existing properties for the period from when the properties were acquired by the Company through the end of the Pro Forma Period.

(8)	Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year and six months ended December 31, 2002 and June 30, 2003. As a result of receipt of gross proceeds from the sale of shares, through August 29, 2003, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares as if the proceeds were available in connection with the acquisition of the pro forma Properties and other investments described in Notes above.

(9)	Represents adjustment to equity in earnings/loss of the Hilton 2 Partnership, an unconsolidated subsidiary formed in February 2003 in which the Company will own a 75% interest, for the Pro Forma Period. This subsidiary is not currently consolidated because the Company does not have sole majority control over the operations of the partnership, however this presentation may change based on the implementation of FIN 46. The following information represents historical information for the year ended December 31, 2002 and the six months ended June 30, 2003 (in thousands):

	December 31, 2002	June 30, 2003
Revenues:
Hotel revenues	$138,105	$7,714
Expenses:
Hotel expense	101,619	5,292
Depreciation	13,495	911
Interest	13,419	1,875

Net income (loss)	9,572	(364)
Ownership percentage	75.00%	75.00%

Equity in earnings (loss)	$7,179	$(273)

CNL HOSPITALITY PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

(10)	Represents adjustment to equity in earnings/loss of the Interstate Joint Venture, an unconsolidated subsidiary in which the Company owns an 85% interest, for the Pro Forma Period. This subsidiary is not currently consolidated in the Unaudited Pro forma Consolidated Balance Sheet because the Company does not have sole majority control over the operations of the joint venture, however this presentation may change based on the implementation of FIN 46. The following information represents historical information for the Hampton Inn in Houston for the period from January 1, 2002 through the date of acquisition in September 2002 (in thousands):

Revenues:
Hotel revenues	$3,419
Expenses:
Hotel expense	2,798
Depreciation	332
Interest	484

Net loss	(195)
Ownership percentage	85.00%

Equity in loss	$(166)

(11)	Represents adjustment to equity in earnings/loss of the San Francisco Joint Venture, an unconsolidated subsidiary formed in June 2002 in which the Company owns a 50% interest, for the Pro Forma Period. This subsidiary is not currently consolidated in the Unaudited Pro Forma Consolidated Balance Sheet because the Company does not have sole majority control over the operations of the joint venture. The following information represents historical information for the period from January 1, 2002 through the date of acquisition (in thousands):

Revenues:
Hotel revenues	$5,938
Expenses:
Hotel expense	3,995
Depreciation	1,289
Interest	1,797

Net loss	(1,143)
Ownership percentage	50.00%

Equity in loss	$(572)

(12)	Represents adjustment to equity in earnings/loss of the Starwood Joint Venture, an unconsolidated subsidiary in which the Company is expected to own a 75% interest during the Pro Forma Period. This subsidiary is not currently consolidated in the Unaudited Pro Forma Consolidated Balance Sheet to be consistent with the Company’s other similar joint ventures, however, this presentation may change based on the implementation of FIN 46. The following information represents historical information for the two Properties owned by the Starwood Joint Venture for the year ended December 31, 2002 and the six months ended June 30, 2003 (in thousands):

CNL HOSPITALITY PROPERTIES, INC.
AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND THE YEAR ENDED DECEMBER 31, 2002

	December 31, 2002	June 30, 2003
Revenues:
Hotel revenues	$29,629	$14,484
Expenses:
Hotel expense	21,903	10,453
Depreciation	2,397	1,199
Interest	2,034	1,017

Net income	3,295	1,815
Ownership percentage	75.00%	75.00%

Equity in earnings	$2,471	$1,361

(13)	Represents adjustments to equity in earnings (loss) of the Hyatt Dearborn Joint Venture, an unconsolidated subsidiary formed in August 2003 in which the Company owns an 85% interest during the Proforma Period. This subsidiary is not currently consolidated in the Unaudited Pro Forma Consolidated Balance Sheet to be consistent with the Company’s other similar joint ventures, however, this presentation may change based on the implimentation of FIN46. The following information represents historical information for the Hyatt Dearborn Joint Venture for the year ended December 31, 2002 and the six months ended June 30, 2003 (in thousands):

	December 31, 2002	June 30, 2003
Revenues:
Hotel Revenues	$35,426	$16,390
Expenses:
Hotel expense	27,933	13,363
Depreciation	2,361	1,181

Net income (loss)	5,132	1,846
Ownership percentage	85%	85%

Equity in earnings	$4,362	$1,569

(14)	Represents the Company’s 10.5 percent preferred return on its $15.0 million investment and assumed $10.0 million of additional investments in convertible preferred partnership units of Hersha Hospitality Limited Partnership.

(15)	Represents an adjustment to conform to accounting policies of the Company which did not early adopt Statement of Financial Accounting Standards, No. 145 (“SFAS 145”), “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB No. 13, and Technical Corrections,” as of January 1, 2002. SFAS 145 rescinds the provisions of SFAS 4 that required the loss on the extinguishments of debt of approximately $6.9 million (excludes the $3.2 million swap terminations costs) to be reported net of tax as an extraordinary item. Accordingly, the effect of these debt extinguishment costs is not reflected in the accompanying Unaudited Pro Forma Consolidated Statement of Earnings as extraordinary items are generally not included for pro forma purposes.

(16)	Adjustment to reflect the impact of the acquisition of the minority interest in OP units of RFS by the Company.

INDEX TO OTHER FINANCIAL STATEMENTS

The Company is required to file audited financial statements as well as interim unaudited financial statements relating to the Crystal City Courtyard by Marriott, the Marriott BWI and the Hyatt Regency Dearborn Properties due to the significance of the results of operations of these acquisitions.

Crystal City Courtyard by Marriott Property 25 Marriott BWI Property 39 Hyatt Regency Dearborn Property 53

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Index
June 30, 2003

Page(s)
Unaudited Financial Statements
Unaudited Balance Sheets	26
Unaudited Statements of Income and Changes in Owner's Equity	27
Unaudited Statements of Cash Flows	28
Notes to Unaudited Financial Statements	29

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Unaudited Balance SheetsJune
30, 2003 and December 31, 2002

	2003	2002
Assets
Current assets
Cash and cash equivalents	$433,642	$95,236
Guest and trade accounts receivable, net of allowance
for doubtful accounts of $3,119 and $1,760, respectively	348,999	215,006
Inventory	76,817	69,738
Prepaid expenses and other current assets	124,219	50,263

Total current assets	983,677	430,243
Property and equipment, net	33,324,513	34,244,329

Total assets	$34,308,190	$34,674,572

Liabilities and Owner's Equity
Current liabilities
Accounts payable	$178,686	$238,828
Accrued compensation and benefits	220,622	258,405
Accrued taxes	249,377	57,595
Other accrued liabilities	87,975	52,817

Total current liabilities	736,660	607,645
Commitments and contingencies
Owner's equity	33,571,530	34,066,927

Total liabilities and owner's equity	$34,308,190	$34,674,572

The accompanying notes are an integral part of these financial statements.

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Unaudited Statements of Income and Changes in Owner’s Equity
Six-Month Periods Ended June 30, 2003 and 2002

	Six-Month Periods Ended June 30,
	2003	2002
Revenues
Rooms	$4,312,972	$4,272,092
Food and beverage	647,116	659,733
Telephone	47,224	105,986
Other	219,534	217,892

Total revenues	5,226,846	5,255,703

Departmental expenses
Rooms	902,168	871,515
Food and beverage	493,018	516,180
Telephone	27,008	21,517
Other	48,301	50,674

Total departmental expenses	1,470,495	1,459,886

Undistributed expenses
General and administrative	305,211	355,843
Management fees	156,805	157,671
Franchise fees	237,213	234,965
Marketing	226,139	277,261
Property operations, maintenance and energy costs	337,311	331,883
Depreciation and amortization	936,924	1,094,241
Allocated interest expense	811,702	857,958
Equipment rent, local taxes and insurance	403,803	303,756

Total undistributed expenses	3,415,108	3,613,578

Net income	341,243	182,239
Owner's equity
Beginning of period	34,066,927	36,177,456
Distributions, net	836,640	(1,102,148)

End of period	$33,571,530	$35,257,547

The accompanying notes are an integral part of these financial statements.

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Unaudited Statements of Cash Flows
Six-Month Periods Ended June 30, 2003 and 2002

	Six-Month Periods Ended June 30,
	2003	2002
Cash flows from operating activities
Net income	$341,243	$182,239
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation	936,924	1,090,512
Amortization	--	3,729
Change in working capital components
Guest and trade accounts receivable, net	(133,993)	(163,502)
Inventory	(7,079)	3,415
Prepaid expenses	(73,956)	(63,533)
Accounts payable	(60,142)	148,456
Accrued compensation and benefits	(37,783)	(39,212)
Accrued taxes	191,782	93,289
Other accrued liabilities	35,158	44,608
Deferred income	--	13,711

Net cash provided by operating activities	1,192,154	1,313,712

Cash flows from investing activities
Capital expenditures, net	(17,108)	(27,718)

Net cash used in investing activities	(17,108)	(27,718)

Cash flows from financing activities
Distributions, net	(836,640)	(1,102,148)

Net cash used in financing activities	(836,640)	(1,102,148)

Increase in cash and cash equivalents	338,406	183,846
Cash and cash equivalents
Beginning of period	95,236	169,718

End of period	$433,642	$353,564

Crystal City Courtyard by Marriott
A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Notes to Unaudited Financial Statements
June 30, 2003

1.	General

The statements presented herein have been prepared in accordance with the accounting principles described in the Crystal City Courtyard by Marriott 2002 financial statements and should be read in conjunction with the notes to financial statements which appear in that report.

The statements as of and for the six months ended June 30, 2003 and 2002 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Index
December 31, 2002

Report of Independent Certified Public Accountants

To the board of directors and shareholders of
CNL Hospitality Properties, Inc.

In our opinion, the accompanying balance sheet and the related statements of income and changes in owner’s equity and of cash flows present fairly, in all material respects, the financial position of Crystal City Courtyard by Marriott (a wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.) (the “Hotel”) at December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Hotel’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers, LLP

Orlando, Florida
July 18, 2003, except as to the second
paragraph of Note 1 and Note 7 for which
the date is August 29, 2003

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Balance Sheet
December 31, 2002

Assets
Current assets
Cash and cash equivalents	$95,236
Guest and trade accounts receivable, net of allowance
for doubtful accounts of $1,760	215,006
Inventory	69,738
Prepaid expenses and other current assets	50,263

Total current assets	430,243
Property and equipment, net	34,244,329

Total assets	$34,674,572

Liabilities and Owner's Equity
Current liabilities
Accounts payable	$238,828
Accrued compensation and benefits	258,405
Accrued taxes	57,595
Other accrued liabilities	52,817

Total current liabilities	607,645

Commitments and contingencies
Owner's equity	34,066,927

Total liabilities and owner's equity	$34,674,572

The accompanying notes are an integral part of these financial statements.

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Statement of Income and Changes in Owner’s Equity
Year Ended December 31, 2002

Revenues
Rooms	$8,092,112
Food and beverage	1,286,557
Telephone	182,386
Other	451,506

Total revenues	10,012,561

Departmental expenses
Rooms	1,619,417
Food and beverage	1,011,702
Telephone	48,559
Other	98,288

Total departmental expenses	2,777,966

Undistributed expenses
Administrative and general	835,807
Management fees	300,377
Franchise fees	445,066
Marketing	548,183
Property operation, maintenance and
energy costs	676,167
Depreciation and amortization	2,206,766
Allocated interest expense	841,544
Equipment rent, local taxes and insurance	585,062

Total undistributed expenses	6,438,972

Net income	795,623
Owner's equity
Beginning of year	36,177,456
Distributions, net	(2,906,152)

End of year	$34,066,927

The accompanying notes are an integral part of these financial statements.

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Statement of Cash Flows
Year Ended December 31, 2002

Cash flows from operating activities
Net income	$795,623
Depreciation and amortization	2,206,766
Change in working capital
Guest and trade accounts receivable, net	(81,023)
Inventory	(1,200)
Prepaid expenses and other current assets	(19,648)
Accounts payable	67,582
Accrued compensation and benefits	36,696
Accrued taxes	(100,561)
Other accrued liabilities	1,077
Advance deposits	(1,500)

Net cash provided by operating activities	2,903,812

Cash flows from investing activities
Capital expenditures, net	(72,142)

Net cash used in financing activities	(72,142)

Cash flows from financing activities
Distributions, net	(2,906,152)

Net cash used in financing activities	(2,906,152)

Decrease in cash and cash equivalents	(74,482)
Cash and cash equivalents
Beginning of period	169,718

End of period	$95,236

The accompanying notes are an integral part of these financial statements.

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Notes to Financial Statements
December 31, 2002

1.	Business and Basis of Presentation

The real and personal property commonly known as Crystal City Courtyard by Marriott (the “Hotel”), a 272-room hotel located in the City of Arlington, is owned and operated by subsidiaries of Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”). The financial statements presented herein reflect the assets, liabilities and operations of the Hotel.

Effective August 29, 2003, the Hotel was sold to CNL Hospitality Properties, Inc. (“CNL”). The accompanying financial statements have been prepared to present the historical financial results of the Hotel and are presented for the purposes of CNL complying with the Securities and Exchange Commission’s (“SEC”) rules and regulations regarding acquired businesses and properties.

The financial statements reflect the historical accounts of the Hotel. Additionally, the financial statements include certain adjustments for the purpose of CNL complying with the SEC’s rules and regulations regarding acquired businesses and properties, including the allocation of general and administrative expenses from Starwood in the form of management fees and the allocation of interest expense. The management fees, calculated as a percentage of revenue, are based on determinations that Starwood’s management believes to be reasonable. However, management believes that the Hotel’s administrative and general expenses on a stand-alone basis may have been different had the Hotel operated as an unaffiliated entity.

The Hotel’s operations have been financed through its operating cash flows, and investments in and advances from Starwood. Interest expense has been allocated to the Hotel based on the debt-to-equity ratios and weighted average interest rate of Starwood for the year ended December 31, 2002. The Hotel is expected to have a capital structure different from Starwood post acquisition; accordingly, interest expense is not necessarily indicative of the interest expense that the Hotel would have incurred as a separate, independent company.

For tax purposes, the Hotel’s real estate and the majority of its equipment are owned by a subsidiary of Starwood that has elected to be taxed as a Real Estate Investment Trust (“REIT”) under the Internal Revenue Code. The REIT is exempt from the payment of tax assuming it complies with certain provisions in the Internal Revenue Code. The Hotel’s operations are included in entities that are part of a group that files a consolidated tax return. For tax reporting purposes, the Hotel pays rent to the REIT. The rent, which is eliminated in connection with the preparation of these financial statements, has the effect of offsetting the majority of the taxable income generated by the Hotel’s operating activities. Accordingly, no provision for income taxes has been made in these financial statements.

2.	Significant Accounting Policies

Cash and Cash Equivalents The Hotel considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Inventory
Inventory consists of food and beverage stock items as well as linens, china, glass, silver, uniforms, utensils and guest room items. Food and beverage inventory is recorded at the lower of FIFO cost (first-in, first-out) or market. Significant purchases of linens, china, glass, silver, uniforms, utensils and guest room items are recorded at purchased cost and amortized to 50 percent of their cost over 36 months. Normal replacement purchases are expense as incurred.

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Notes to Financial Statements
December 31, 2002

Property and Equipment
Property and equipment are stated at cost. Interest incurred during construction of the Hotel is capitalized and amortized over the life of the asset. Costs of improvements are capitalized. Cost of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

Depreciation is provided on a straight-line basis over the estimated useful life of the assets. The service lives of assets are generally 40 years for buildings, 15 years for building improvements and 3-10 years for furniture and equipment.

Impairment of Long-Lived Assets
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to future undiscounted net cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the assets’ carrying amount exceeds its fair value.

Revenue Recognition
The Hotel’s revenues are derived from its operations and include revenues from the rental of rooms, food and beverage sales, telephone usage and other service revenue. Revenue is recognized when rooms are occupied and services have been performed.

Advertising Advertising costs are expensed as incurred. Advertising expense for the year ended December 31, 2002 was approximately $12,000.

Use of Estimates
The preparation of financial statements in conformity with accounts principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk
Financial instruments which potentially subject the Hotel to a concentration of credit risk consist principally of guest and trade accounts receivable. Concentration of credit risk with respect to guest and trade accounts receivable is limited due to the wide variety of customers and industries to which the Hotel’s services are sold, as well as the dispersion of customers across many geographic areas.

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Notes to Financial Statements
December 31, 2002

3.	Property and Equipment

Property and equipment consists of the following:

Land	$3,740,000
Building and improvements	32,828,811
Equipment	7,015,681
Construction in progress	34,803

43,619,295
Less: accumulated depreciation	(9,374,966)

$34,244,329

4.	Commitments and Contingencies

Franchise Agreement
Under Starwood’s franchise agreement with Marriott International, the Hotel is required to pay monthly franchise fees of 5.5 percent of gross room sales. Additionally, the Marriott agreement requires monthly national marketing fees of 2 percent of gross room sales and a reservation fee of 1 percent of gross room sales. Total franchise expense for 2002 was approximately $445,000. Total national marketing fee expense was approximately $162,000 for the year ended December 31, 2002. Total reservation fee expense was approximately $139,000 for the year ended December 31, 2002.

Contingencies
In the normal course of business, the Hotel is subject to certain claims and litigation, including unasserted claims. The Hotel, based on its current knowledge and discussion with its legal counsel, is of the opinion that such legal matters will not have a material adverse effect on the financial position or results of operations of the Hotel.

5.	Related Party Transactions

Starwood charges the Hotel for certain reimbursable expenses including insurance premiums paid by Starwood on behalf of the Hotel for general liability and workers’ compensation insurance as well as any direct costs incurred on behalf of the Hotel. The amount paid to Starwood for these services and other reimbursable costs was approximately $451,000 for the year ended December 31, 2002.

The Hotel participates in national marketing, co-op advertising and frequent guest programs operated by Starwood under the Starwood brands. Fees for these programs were approximately $251,000 for the year ended December 31, 2002.

Crystal City Courtyard by Marriott
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Notes to Financial Statements
December 31, 2002

6.	Employee Benefit Plan

The Hotel participates in a 401(k) plan (the “Plan”) which is a defined contribution plan. The Plan covers substantially all salaried and nonunion hourly employees. On the first day of the month following 90 days of employment, Hotel employees become eligible to participate in the Plan and may elect to make tax-deferred contributions. The Hotel matches contributions commencing after the participant attains age 21 and is credited with at least 1,000 hours of service during a consecutive 12-month period of employment.

Participants may contribute from 1 percent to 18 percent of their compensation annually, subject to certain limitations as defined by the Plan. The Hotel matches participant contributions dollar for dollar for the first 2 percent of eligible employee compensation and $.50 for every dollar over 2 percent up to 4 percent. Matching contributions made by the Hotel were approximately $35,000 for the year ended December 31, 2002.

7.	Subsequent Event

On August 29, 2003, the Hotel was acquired by CNL Hospitality Properties, Inc.

Marriott BWI
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Index
June 30, 2003

Page(s)
Unaudited Financial Statements
Unaudited Balance Sheets	40
Unaudited Statements of Income and Changes in Owner's Equity	41
Unaudited Statements of Cash Flows	42
Notes to Unaudited Financial Statements	43

Marriott BWI
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Unaudited Balance Sheets
June 30, 2003 and December 31, 2002

	2003	2002
Assets
Current assets
Cash and cash equivalents	$86,664	$363,786
Guest and trade accounts receivable, net of allowance
for doubtful accounts of $81,884 and $79,414	716,070	799,119
Inventory	318,585	342,621
Prepaid expenses and other current assets	157,510	198,837

Total current assets	1,278,829	1,704,363
Property and equipment, net	51,481,302	52,747,184

Total assets	$52,760,131	$54,451,547

Liabilities and Owner's Equity
Current liabilities
Book overdraft	$208,642	$124,997
Accounts payable	323,646	333,144
Accrued compensation and benefits	481,472	469,273
Accrued taxes	151,718	116,880
Other accrued liabilities	223,296	195,565
Advance deposits	97,062	73,472

Total current liabilities	1,485,836	1,313,331
Commitments and contingencies
Owner's equity	51,274,295	53,138,216

Total liabilities and owner's equity	$52,760,131	$54,451,547

The accompanying notes are an integral part of these financial statements.

Marriott BWI
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Unaudited Statements of Income and Changes in Owner’s Equity
Six-Month Periods Ended June 30, 2003 and 2002

	Six-Month Periods Ended June 30,
	2003	2002
Revenues
Rooms	$5,959,735	$6,789,083
Food and beverage	4,296,089	4,334,005
Telephone	171,364	194,579
Other	271,219	210,280

Total revenues	10,698,407	11,527,947

Departmental expenses
Rooms	1,239,987	1,340,308
Food and beverage	2,512,491	2,612,112
Telephone	81,808	92,143
Other	89,439	86,908

Total departmental expenses	3,923,725	4,131,471

Undistributed expenses
Administrative and general	561,501	579,008
Management fees	320,952	345,838
Franchise fees	454,385	503,121
Marketing	509,787	479,719
Property operation, maintenance and
energy costs	652,195	650,491
Depreciation and amortization	1,273,517	1,451,046
Allocated interest expense	1,274,864	1,347,513
Equipment rent, local taxes and insurance	289,993	192,170

Total undistributed expenses	5,337,194	5,548,906

Net income	1,437,488	1,847,570
Owner's equity
Beginning of period	53,138,216	55,870,883
Distributions, net	(3,301,409)	(2,230,902)

End of period	$51,274,295	$55,487,551

The accompanying notes are an integral part of these financial statements.

Marriott BWI
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Unaudited Statements of Cash Flows
Six-Month Periods Ended June 30, 2003 and 2002

	Six-Month Periods Ended June 30,
	2003	2002
Cash flows from operating activities
Net income	$1,437,488	$1,847,570
Depreciation	1,268,018	1,437,603
Amortization	5,499	13,443
Change in working capital
Guest and trade accounts receivable, net	83,049	(830,557)
Inventory	18,537	(11,578)
Prepaid expenses	41,327	24,092
Accounts payable	(9,498)	193,493
Accrued compensation and benefits	12,199	(3,516)
Accrued taxes	34,838	73,716
Other accrued liabilities	27,731	100,187
Advance deposits	23,590	4,358

Net cash provided by operating
activities	2,942,778	2,848,811

Cash flows from investing activites
Capital expenditures, net	(2,136)	217,014

Net cash (used in) provided by investing
activities	(2,136)	217,014

Cash flows from financing activities
Distributions, net	(3,301,409)	(2,230,902)
Book overdraft	83,645	(316,647)

Net cash used in financing activities	(3,217,764)	(2,547,549)

Increase (decrease) in cash and cash equivalents	(277,122)	518,276
Cash and cash equivalents
Beginning of period	363,786	151,024

End of period	$86,664	$669,300

The accompanying notes are an integral part of these financial statements.

Marriott BWI
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Notes to Unaudited Financial Statements
June 30, 2003

1.	General

The statements presented herein have been prepared in accordance with the accounting principles described in the Marriott BWI 2002 financial statements and should be read in conjunction with the notes to financial statements which appear in that report.

The statements for the six months ended June 30, 2003 and 2002 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

Marriott BWI
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Index
December 31, 2002

Report of Independent Certified Public Accountants

To the board of directors and shareholders of CNL Hospitality Properties, Inc.

In our opinion, the accompanying balance sheet and the related statements of income and changes in owner’s equity and of cash flows present fairly, in all material respects, the financial position of Marriott BWI (a wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.) (the “Hotel”) at December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Hotel’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida
July 18, 2003, except as to the second
paragraph of Note 1 and Note 7 for which
the date is August 29, 2003

Marriott BWI
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Balance Sheet
December 31, 2002

Assets
Current assets
Cash and cash equivalents	$363,786
Guest and trade accounts receivable, net of allowance
for doubtful accounts of $79,414	799,119
Inventory	342,621
Prepaid expenses and other current assets	198,837

Total current assets	1,704,363
Property and equipment, net	52,747,184

Total assets	$54,451,547

Liabilities and Owner's Equity
Current liabilities
Book overdraft	$124,997
Accounts payable	333,144
Accrued compensation and benefits	469,273
Accrued taxes	116,880
Other accrued liabilities	195,565
advance deposits	73,472

Total current liabilities	1,313,331
Commitments and contingencies
Owner's equity	53,138,216

Total liabilities and owner's equity	$54,451,547

The accompanying notes are an integral part of these financial statements.

Marriott BWI
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Statement of Income and Changes in Owner’s Equity
Year Ended December 31, 2002

Revenues
Rooms	$13,403,457
Food and beverage	8,466,146
Telephone	353,960
Other	400,638

Total revenues	22,624,201

Departmental expenses
Rooms	2,523,002
Food and beverage	5,235,608
Telephone	194,715
Other	184,063

Total departmental expenses	8,137,388

Undistributed expenses
Administrative and general	1,245,567
Management fees	678,726
Franchise fees	992,599
Marketing	934,543
Property operation, maintenance and
energy costs	1,307,066
Depreciation and amortization	2,930,468
Allocated interest expense	1,321,734
Equipment rent, local taxes and insurance	461,136

Total undistributed expenses	9,871,839

Net income	4,614,974
Owner's equity
Beginning of year	55,870,883
Distributions, net	(7,347,641)

End of year	$53,138,216

The accompanying notes are an integral part of these financial statements.

Marriott BWI
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Statement of Cash Flows
Year Ended December 31, 2002

Cash flows from operating activities
Net income	$4,614,974
Depreciation	2,902,596
Amortization	27,872
Change in working capital
Guest and trade accounts receivable, net	80,947
Inventory	(40,792)
Prepaid expenses	(33,615)
Accounts payable	296,484
Accrued compensation and benefits	142,961
Accrued taxes	2,107
Other accrued liabilities	(141,616)
Advance deposits	(25,233)

Net cash provided by operating
activities	7,826,685

Cash flows from investing activites
Proceeds from equipment disposals, net	114,105

Net cash provied by investing
activities	114,105

Cash flows from financing activities
Distributions, net	(7,347,641)
Book overdraft	(380,387)

Net cash used in financing activities	(7,728,028)

Increase in cash and cash equivalents	212,762
Cash and cash equivalents
Beginning of year	151,024

End of year	$363,786

The accompanying notes are an integral part of these financial statements.

Marriott BWI
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Notes to Financial Statements
December 31, 2002

1.	Business and Basis of Presentation

The real and personal property commonly known as Marriott BWI (the “Hotel”), a 310-room hotel located in the City of Linthuum, is owned and operated by subsidiaries of Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”). The financial statements presented herein reflect the assets, liabilities and operations of the Hotel.

Effective August 29, 2003, the Hotel was sold to CNL Hospitality Properties, Inc. (“CNL”). The accompanying financial statements have been prepared to present the historical financial results of the Hotel and are presented for the purposes of CNL complying with the Securities and Exchange Commission’s (“SEC”) rules and regulations regarding acquired businesses and properties.

The financial statements reflect the historical accounts of the Hotel. Additionally, the financial statements include certain adjustments for the purpose of CNL complying with the SEC’s rules and regulations regarding acquired business and properties, including the allocation of general and administrative expenses from Starwood in the form of management fees and the allocation of interest expense. The management fees, calculated as a percentage of revenue, are based on determinations that Starwood’s management believes to be reasonable. However, management believes that the Hotel’s administrative and general expenses on a stand-alone basis may have been different had the Hotel operated as an unaffiliated entity.

The Hotel’s operations have been financed through its operating cash flows, and investments in and advances from Starwood. Interest expense has been allocated to the Hotel based on the debt-to-equity ratios and weighted average interest rate of Starwood for the year ended December 31, 2002. The Hotel is expected to have a capital structure different from Starwood post acquisition; accordingly, interest expense is not necessarily indicative of the interest expense that the Hotel would have incurred as a separate, independent company.

For tax purposes, the Hotel’s real estate and the majority of its equipment are owned by a subsidiary of Starwood that has elected to be taxed as a Real Estate Investment Trust (“REIT”) under the Internal Revenue Code. The REIT is exempt from the payment of tax assuming it complies with the related provisions in the Internal Revenue Code. The Hotel’s operations are included in entities that are part of a group that files a consolidated tax return. For tax reporting purposes, the Hotel pays rent to the REIT. The rent, which is eliminated in connection with the preparation of these financial statements, has the effect of offsetting the majority of the taxable income generated by the Hotel’s operating activities. Accordingly, no provision for income taxes has been made in these financial statements.

2.	Significant Accounting Policies

Cash and Cash Equivalents The Hotel considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Inventory
Inventory consists of food and beverage stock items as well as linens, china, glass, silver, uniforms, utensils and guest room items. Food and beverage inventory is recorded at the lower of FIFO cost (first-in, first-out) or market. Significant purchases of linens, china, glass, silver, uniforms, utensils and guest room items are recorded at purchased cost and amortized to 50 percent of their cost over 36 months. Normal replacement purchases are expense as incurred.

Marriott BWI
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Notes to Financial Statements
December 31, 2002

Property and Equipment
Property and equipment are stated at cost. Interest incurred during construction of the Hotel is capitalized and amortized over the life of the asset. Costs of improvements are capitalized. Cost of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

Depreciation is provided on a straight-line basis over the estimated useful life of the assets. The service lives of assets are generally 40 years for buildings, 15 years for building improvements and 3-10 years for furniture and equipment.

Impairment of Long-Lived Assets
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to future undiscounted net cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the assets’ carrying amount exceeds its fair value.

Revenue Recognition
The Hotel’s revenues are derived from its operations and include revenues from the rental of rooms, food and beverage sales, telephone usage and other service revenue. Revenue is recognized when rooms are occupied and services have been performed.

Advertising Advertising costs are expensed as incurred. Advertising expense for the year ended December 31, 2002 was approximately $18,000.

Use of Estimates
The preparation of financial statements in conformity with accounts principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk
Financial instruments which potentially subject the Hotel to a concentration of credit risk consist principally of guest and trade accounts receivable. Concentration of credit risk with respect to guest and trade accounts receivable is limited due to the wide variety of customers and industries to which the Hotel’s services are sold, as well as the dispersion of customers across many geographic areas.

Marriott BWI
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Notes to Financial Statements
December 31, 2002

3.	Property and Equipment

Property and equipment consists of the following at December 31, 2002:

Land	$3,600,000
Building and improvements	53,495,504
Equipment	7,951,714
Construction in progress	23,219

65,070,437
Less: accumulated depreciation	(12,323,253)

$52,747,184

4.	Commitments and Contingencies

Franchise Agreement
Under Starwood’s franchise agreement with Marriott International, the Hotel is required to pay monthly franchise fees at 6 percent of gross room sales and 3 percent of gross food and beverage sales, as defined. Additionally, the Marriott agreement requires monthly national marketing fees of 1 percent of gross room sales. Total franchise expense was approximately $993,000 for the year ended December 31, 2002. Total national marketing fee expense was approximately $134,000 for the year ended December 31, 2002.

Contingencies
In the normal course of business, the Hotel is subject to certain claims and litigation, including unasserted claims. The Hotel, based on its current knowledge and discussion with its legal counsel, is of the opinion that such legal matters will not have a material adverse effect on the financial position or results of operations of the Hotel.

5.	Related Party Transactions

Starwood charges the Hotel for certain reimbursable expenses including insurance premiums paid by Starwood on behalf of the Hotel for general liability and workers’ compensation insurance as well as any direct costs incurred on behalf of the Hotel. The amount paid to Starwood for these services and other reimbursable costs was approximately $662,000 for the year ended December 31, 2002.

The Hotel participates in national marketing, co-op advertising and frequent guest programs operated by Starwood under the Starwood brands. Fees for these programs were approximately $459,000 for the year ended December 31, 2002.

6.	Employee Benefit Plan

The Hotel participates in a 401(k) plan (the “Plan”) which is a defined contribution plan. The Plan covers substantially all salaried and nonunion hourly employees. On the first day of the month following 90 days of employment, Hotel employees become eligible to participate in the Plan and may elect to make tax-deferred contributions. The Hotel matches contributions commencing after the participant attains age 21 and is credited with at least 1,000 hours of service during a consecutive 12-month period of employment.

Marriott BWI
(A wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.)
Notes to Financial Statements
December 31, 2002

Participants may contribute from 1 percent to 18 percent of their compensation annually, subject to certain limitations as defined by the Plan. The Hotel matches participant contributions dollar for dollar for the first 2 percent of eligible employee compensation and $.50 for every dollar over 2 percent up to 4 percent. Matching contributions made by the Hotel were approximately $58,000 for the year ended December 31, 2002.

7.	Subsequent Event

On August 29, 2003, the Hotel was acquired by CNL Hospitality Properties, Inc.

Hyatt Regency Dearborn
(A wholly owned property of Ford Motor Land Development Corporation)
Index
June 30, 2003

Page(s)
Unaudited Financial Statements
Unaudited Balance Sheets	54
Unaudited Statements of Income and Changes in Owner's Equity	55
Unaudited Statements of Cash Flows	56
Notes to Unaudited Financial Statements	57

Hyatt Regency Dearborn
(A wholly owned property of Ford Motor Land Development Corporation)
Unaudited Balance Sheets
June 30, 2003 and December 31, 2002

	2003	2002
Assets
Current assets
Cash and cash equivalents	$696,232	$458,362
Guest and trade accounts receivable, net of allowance
for doubtful accounts of $77,494 and $73,608, respectively	3,022,494	2,659,615
Inventory	105,171	110,804
Prepaid expenses and other current assets	424,929	529,583

Total current assets	4,248,826	3,758,364
Property and equipment, net	11,392,244	11,999,869

Total assets	$15,641,070	$15,758,233

Liabilities and Owner's Equity
Current liabilities
Book overdraft	$557,616	$568,812
Accounts payable	657,864	534,451
Accrued compensation and benefits	902,994	1,062,738
Accrued taxes	468,876	502,055
Other accrued liabilities	442,224	410,027
Advance deposits	186,763	201,806

Total current liabilities	3,216,337	3,279,889
Commitments and contingencies
Owner's equity	12,424,733	12,478,344

Total liabilities and owner's equity	$15,641,070	$15,758,233

The accompanying notes are an integral part of these financial statements.

Hyatt Regency Dearborn
A wholly owned property of Ford Motor Land Development Corporation)
Unaudited Statements of Income and Changes in Owner’s Equity
Six-Month Periods Ended June 30, 2003 and 2002

	Six-Month Periods Ended June 30,
	2003	2002
Revenues
Rooms	$9,197,766	$9,595,945
Food and beverage	6,599,219	6,653,191
Telephone	358,234	445,983
Other	234,811	360,441

Total revenues	16,390,030	17,055,560

Departmental expenses
Rooms	2,334,260	2,399,901
Food and beverage	5,700,929	5,722,246
Telephone	193,366	177,907

Total departmental expenses	8,228,555	8,300,054

Undistributed expenses
General and administrative	1,112,194	1,155,461
Management fees	628,990	750,943
Marketing	896,066	987,466
Property operations, maintenance and energy costs	1,597,752	1,594,884
Depreciation	612,685	599,898
Allocated interest expense	--	13,953
Local taxes and insurance	899,911	741,010

Total undistributed expenses	5,747,598	5,843,615

Income before allocation of income taxes	2,413,877	2,911,891
Allocation of consolidated income taxes	893,134	1,077,400

Net income	1,520,743	1,834,491
Owner's equity
Beginning of period	12,478,344	14,587,799
Distributions, net	(1,574,354)	(3,886,431)

End of period	$12,424,733	$12,535,859

The accompanying notes are an integral part of these financial statements.

Hyatt Regency Dearborn
(A wholly owned property of Ford Motor Land Development Corporation)
Unaudited Statements of Cash Flows
Six-Month Periods Ended June 30, 2003 and 2002

	Six-Month Periods Ended June 30,
	2003	2002
Cash flows from operating activities
Net income	$1,520,743	$1,834,491
Adjustments to reconcile net income to net cash
provided by operating activities
Depreciation	612,685	599,898
Change in working capital components
Guest and trade accounts receivable, net	(362,878)	301,414
Inventory	5,633	1,576
Prepaid expenses and other assets	104,654	240,149
Advance deposits	(15,043)	(201,729)
Accounts payable	123,413	(105,723)
Accrued compensation and benefits	(159,744)	145,511
Accrued taxes	(33,179)	113,153
Other accrued liabilities	32,197	(181,431)

Net cash provided by operating activities	1,828,481	2,747,309

Cash flows from investing activities
Capital expenditures, net	(5,061)	(19,708)

Net cash used in investing activities	(5,061)	(19,708)

Cash flows from financing activities
Book overdraft	(11,196)	(56,683)
Distributions, net	(1,574,354)	(3,886,431)

Net cash used in financing activities	(1,585,550)	(3,943,114)

Increase (decrease) in cash and cash equivalents	237,870	(1,215,513)
Cash and cash equivalents
Beginning of period	458,362	1,523,642

End of period	$696,232	$308,129

The accompanying notes are an integral part of these financial statements.

Hyatt Regency Dearborn
(A wholly owned property of Ford Motor Land Development Corporation)
Notes to Unaudited Financial Statements
June 30, 2003

1.	General

The statements presented herein have been prepared in accordance with the accounting principles described in the Hyatt Regency Dearborn 2002 financial statements and should be read in conjunction with the notes to financial statements which appear in that report.

The statements as of and for the six months ended June 30, 2003 and 2002 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

Hyatt Regency Dearborn
(A wholly owned property of Ford Motor Land Development Corporation)
Index
December 31, 2002

Report of Independent Certified Public Accountants

To the board of directors and shareholders of CNL Hospitality Properties, Inc.

In our opinion, the accompanying balance sheet and the related statements of income and changes in owner’s equity and of cash flows present fairly, in all material respects, the financial position of Hyatt Regency Dearborn (a wholly owned property of Ford Motor Land Development Corporation) (the “Hotel”) at December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Hotel’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida
September 5, 2003

Hyatt Regency Dearborn
(A wholly owned property of Ford Motor Land Development Corporation)
Balance Sheet
December 31, 2002

Assets
Current assets
Cash and cash equivalents	$458,362
Guest and trade accounts receivable, net of allowance
for doubtful accounts of $73,608	2,659,615
Inventory	110,804
Prepaid expenses and other current assets	529,583

Total current assets	3,758,364
Property and equipment, net	11,999,869

Total assets	$15,758,233

Liabilities and Owner's Equity
Current liabilities
Book overdraft	$568,810
Accounts payable	534,454
Accrued compensation and benefits	1,062,738
Accrued taxes	502,055
Other accrued liabilities	410,026
Advance deposits	201,806

Total current liabilities	3,279,889
Commitments and contingencies
Owner's equity	12,478,344

Total liabilities and owner's equity	$15,758,233

The accompanying notes are an integral part of these financial statements.

Hyatt Regency Dearborn
(A wholly owned property of Ford Motor Land Development Corporation)
Statement of Income and Changes in Owner’s Equity
Year Ended December 31, 2002

Revenues
Rooms	$19,697,315
Food and beverage	14,286,607

Telephone	827,484

Other	614,404

Total revenues	35,425,810

Departmental expenses

Rooms	5,007,935
Food and beverage	11,927,389

Telephone	384,279

Total departmental expenses	17,319,603

Undistributed expenses

Administrative and general	2,403,407

Management fee	1,612,196

Marketing	1,866,645
Property operation, maintenance and

energy costs	3,216,278

Depreciation	1,206,945

Allocated interest expense	27,905

Local taxes and insurance	1,515,050

Total undistributed expenses	11,848,426

Income before allocation of income taxes
6,257,781

Allocation of consolidated income taxes	2,315,379

Net income
3,942,402
Owner's equity
Beginning of year	14,587,799
Distributions, net	(6,051,857)

End of year	$12,478,344

The accompanying notes are an integral part of these financial statements.

Hyatt Regency Dearborn
(A wholly owned property of Ford Motor Land Development Corporation)
Statement of Cash Flows
Year Ended December 31, 2002

Cash flows from operating activities
Net income	$3,942,402
Depreciation	1,206,945
Change in working capital
Guest and trade accounts receivable, net	59,739
Inventory	(2,726)
Prepaid expenses and other current assets	51,253
Accounts payable	(127,303)
Accrued compensation and benefits	32,638
Accrued taxes	52,201
Other accrued liabilities	(45,743)
Advance deposits	(195,434)

Net cash provided by operating activities	4,973,972

Cash flows from investing activities
Capital expenditures, net	(337,116)

Net cash used in investing\ activities	(337,116)

Cash flows from financing activities
Book overdraft	568,810
Distributions, net	(6,051,857)

Net cash used in financing activities	(5,483,047)

Decrease in cash and cash equivalents	(846,191)
Cash and cash equivalents
Beginning of period	1,304,553

End of period	$458,362

The accompanying notes are an integral part of these financial statements.

Hyatt Regency Dearborn
(A wholly owned property of Ford Motor Land Development Corporation)
Notes to Financial Statements
December 31, 2002

1.	Business and Basis of Presentation

The real and personal property commonly known as Hyatt Regency Dearborn (the “Hotel”), a 772-room hotel located in the City of Dearborn, is owned by Ford Motor Land Development Corporation (“Ford”) and is leased to Hyatt Corporation (“Hyatt”). The financial statements presented herein reflect the assets, liabilities and operations of the Hotel.

Effective August 28, 2003, CNL Hospitality Properties, Inc. acquired an 85 percent interest in the Hotel from Ford. The accompanying financial statements have been prepared to present the historical financial results of the Hotel and are presented for the purposes of complying with the Securities and Exchange Commission’s rules and regulations regarding acquired businesses and properties.

The financial statements reflect the historical accounts of the Hotel. Under the terms of the lease arrangement between Ford and Hyatt, the amount of profit that Hyatt retains is considered to be the equivalent of a management fee (and is restated as such in the Statement of Operations) that would be incurred if Hyatt was operating the Hotel on Ford’s behalf.

The Hotel’s operations have been financed through its operating cash flows, and investments in and advances from Ford. Interest expense has been allocated to the Hotel based on a property specific allocation of Ford’s debt for the year ended December 31, 2002. Post acquisition, the Hotel is expected to have a capital structure different from Ford as presented in these financial statements; accordingly, interest expense is not necessarily indicative of the interest expense that the Hotel would have incurred as a separate, independent company.

The Hotel is part of a group that files consolidated tax returns. Federal and state income tax expense has been allocated to the Hotel’s accounts based on the effective tax rate incurred by Ford during the period.

2.	Significant Accounting Policies

Cash and Cash Equivalents The Hotel considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Inventory
Inventory consists of food and beverage stock items. Food and beverage inventory is recorded at the lower of FIFO cost (first-in, first-out) or market. Purchases of linens, china, glass, silver, uniforms, utensils and guest room items are expensed as incurred.

Property and Equipment
Property and equipment are stated at cost. Interest incurred during construction of facilities is capitalized and amortized over the life of the asset. Costs of improvements are capitalized. Cost of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

Hyatt Regency Dearborn
(A wholly owned property of Ford Motor Land Development Corporation)
Notes to Financial Statements
December 31, 2002

Depreciation is provided on a straight-line basis over the estimated useful life of the assets. The service lives of assets are generally 36 years for buildings, 30 years for land improvements and 8-20 years for furniture and equipment.

Impairment of Long-Lived Assets
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to future undiscounted net cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the assets’ carrying amount exceeds its fair value.

Income Taxes
The Hotel is included in the consolidated federal income tax return of Ford, as well as the applicable state and local income tax returns where applicable. Income taxes have been computed using the statutory rate estimated to be paid by Ford for the Hotel’s share of taxable income. In addition, the income tax effects of any temporary differences between financial and income tax reporting have been assumed by Ford.

Revenue Recognition
The Hotels’ revenues are derived from its operations and include revenues from the rental of rooms, food and beverage sales, telephone usage and other service revenue. Revenue is recognized when rooms are occupied and services have been performed.

Advertising Advertising costs are expensed as incurred. Advertising expense for the year ended December 31, 2002 was approximately $188,000.

Use of Estimates
The preparation of financial statements in conformity with accounts principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk
Financial instruments which potentially subject the Hotel to a concentration of credit risk consist principally of guest and trade accounts receivable. Concentration of credit risk with respect to guest and trade accounts receivable is generally limited due to the wide variety of customers and industries to which the Hotel’s services are sold, as well as the dispersion of customers across many geographic areas. During 2002, the Hotel derived approximately 13 percent of its revenues from Ford Motor Land Development Corporation and its affiliates.

Hyatt Regency Dearborn
(A wholly owned property of Ford Motor Land Development Corporation)
Notes to Financial Statements
December 31, 2002

3.	Property and Equipment

Property and equipment consists of the following:

Land	$289,662
Building and land improvements	35,107,425
Furniture and equipment	3,584,939

38,982,026
Less: accumulated depreciation	(26,982,157)

$11,999,869

4.	Commitments and Contingencies

Contingencies
In the normal course of business, the Hotel is subject to certain claims and litigation, including unasserted claims. The Hotel, based on its current knowledge and discussion with its legal counsel, is of the opinion that such legal matters will not have a material adverse effect on the financial position or results of operations of the Hotel.

5.	Related Party Transactions

In connection with its operations and Hyatt’s customary practices, the Hotel incurred charges for services, programs and allocated costs from Hyatt and certain of its subsidiaries and affiliates for the year ended December 31, 2002 as follows:

Chain allocation	$534,293
Coordinated marketing services	41,233
Gold Passport program	285,719
Employees' benefit plans	710,381
Insurance	497,725
Data processing services	171,468
Other	224,546

At December 31, 2002, amounts included in other accrued liabilities related to the above transactions were $114,864.

In addition, the Hotel incurred charges of $104,212 in 2002 from a publicly-held company, in which Hyatt holds a minority interest, which provides certain consolidated travel agent payment processing facilities, Internet reservation capabilities and other Internet-related services.

Additionally, Hyatt provides an aggregate of twelve complimentary rooms per year (on a space available basis) to employees who have completed one year of employment with Hyatt or any Hyatt hotel. The maximum number of complimentary room nights per employee in any one hotel is three nights per year. As required by Hyatt, the Hotel must generally reserve 1 percent of room inventory for employee complimentary rooms.

Hyatt Regency Dearborn
(A wholly owned property of Ford Motor Land Development Corporation)
Notes to Financial Statements
December 31, 2002

The Hotel’s electricity and gas charges are billed directly to Ford to take advantage of lower energy costs associated with being under the Ford umbrella. Electricity and gas expense for the year ended December 31, 2002 was approximately $954,000.

6.	Employee Benefit Plan

The Hotel participates in a 401(k) plan (the “Plan”) which is a defined contribution plan. The Plan covers substantially all salaried and nonunion hourly employees. On the first day of the month following 90 days of employment, Hotel employees become eligible to participate in the Plan and may elect to make tax-deferred contributions. The Hotel matches contributions commencing when the participant is credited with at least 1,000 hours of service during a consecutive 12-month period of employment.

Participants may contribute from 1 percent to 30 percent of their compensation annually, subject to certain limitations as defined by the Plan. The Hotel matches 3 percent of salaried employees’ compensation and 2.1 percent of hourly employees’ compensation. Matching contributions made by the Hotel were approximately $138,000 for the year ended December 31, 2002.

7.	Subsequent Event

On August 28, 2003, CNL Hospitality Properties, Inc. acquired an 85 percent interest in the Hotel from Ford.